UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2010 (August 11, 2009)

Cardtronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (823-308-4000)

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K (the “Initial 8-K”) filed with the Securities and Exchange Commission on August 14, 2009 by Cardtronics, Inc. (the “Company”). The Company submits this Amendment for the sole purpose of providing the disclosures regarding the Company's Annual Executive Cash Incentive Plan, which were previously included under Item 1.01 in the Initial 8-K, under Item 5.02. Except for including the required disclosures under a new Item 5.02, this Amendment does not modify in any way the Initial 8-K.

Item 5.02.  Entry Into a Material Definitive Agreement

On August 11, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Cardtronics, Inc. (the “Company”) approved the Company’s 2009 Annual Executive Cash Incentive Plan (the “Plan”).   The purpose of the Plan is to incentivize and reward covered executives for achieving and/or exceeding certain earnings and other pre-established performance objectives.

Under the Plan, incentive cash bonuses to be paid to covered executives located in the United States (the “Worldwide” group), will be based on the Company’s performance with respect to a consolidated Adjusted EBITDA target, as defined within the Plan, as well as the achievement of a consolidated return on invested capital (“ROIC”) target.  Incentive cash bonuses to be paid to executives located in the United Kingdom (the “UK Only” group) will be based on that particular segment’s performance with respect to an Adjusted EBITDA target, as defined in the Plan. Additionally, any incentive cash bonuses to be paid under the Plan will require the achievement of specific pre-established objectives (“MBOs”) for each covered executive.

The following table outlines the 2009 performance targets for each group discussed above, and the relative weighting of each targeted performance metric, as applicable (in thousands, except percentages):

Group	Metric	Weighting	Threshold	Target	Maximum
Worldwide	Adjusted EBITDA	50%	$72,000	$80,000*	$96,000
	ROIC	50%	19.2%	23.5%	32.0%

UK Only	Adjusted EBITDA	100%	£7,538	£8,376	£10,051
*This target was set by the Company’s Board of Directors on January 23, 2009.

The Plan is designed to pay bonuses relative to the Company’s actual performance using the schedule shown below, and is structured to reward the attainment of performance targets and to provide for substantially increased rewards when these performance targets are exceeded.  Bonus payouts will not be made unless the Company exceeds certain critical threshold levels.

Performance Level	Bonus Payout for Performance (% of Target)
Maximum	200%
Target	100%
Threshold	50%
Below Threshold	No Payout

For the Adjusted EBITDA metric, the threshold level is set at 90% of the Target (budgeted) Adjusted EBITDA level, and the Maximum level is set at 120% of the Target EBITDA level. Fifty percent (50%) of the bonus pool will be based on ROIC performance.  For the ROIC metric, the Threshold ROIC level is set at 19.2% (which is the level achieved if capital invested is at budgeted levels and Adjusted EBITDA is 90% of budget), and the Maximum ROIC level is set at 32.0% (which is the level achieved if capital invested is at budgeted levels and Adjusted EBITDA is at 120% of budget).

Regardless of the Company’s financial performance, cash bonus awards will be adjusted for the performance of each covered executive based on the attainment of his or her previously established MBOs.  The MBO adjustment scale, as outlined in the Plan, is as follows:

MBO Rating	Performance	Percentage of Bonus Paid
5	All MBOs exceeded	120%
4	All MBOs attained	100%
3	Substantially all MBOs attained	80%
2	Most but not all MBOs attained	50%
1	Most MBOs missed	0%

Although the parameters and metrics of the Plan are straight-forward and objective, nothing construed in the Plan constitutes a promise or other binding agreement by the Company to pay any bonus to any member of the executive leadership team.  Further, although the size of any such bonus shall be calculated in accordance with the Plan, the decision to pay any bonus to any member of the executive leadership team remains within the discretion of the Compensation Committee and the Board.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1
Cardtronics, Inc. 2009 Annual Executive Cash Incentive Plan effective August 11, 2009 (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K, filed by Cardtronics, Inc. on August 14, 2009, Registration No. 001-33864).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date: July 28, 2010	By: /s/ J. CHRIS BREWSTER
Name:  J. Chris Brewster
Title:  Chief Financial Officer

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